SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities
         Exchange Act of 1934

         Date of Report: February 13, 1998



                      APPLE RESIDENTIAL INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)


         VIRGINIA              333-10635                  54-1816010
          (State of            (Commission                (IRS Employer
         incorporation)        File Number)               Identification No.)


         306 EAST MAIN STREET
         RICHMOND, VIRGINIA                                     23219
         (Address of principal                                 (Zip Code)
          executive offices)



               Registrant's telephone number, including area code:
                                 (804) 643-1761

                      APPLE RESIDENTIAL INCOME TRUST, INC.

                                    FORM 8-K

                                      Index



Item 2.       Acquisition or Disposition of Assets

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

         a.   Independent Auditors' Report
              (Timberglen Apartments)*

              Historical Statement of Income and
              Direct Operating Expenses
              (Timberglen Apartments)*

              Note to Historical Statement of
              Income and Direct Operating
              Expenses (Timberglen Apartments)*

         b.   Pro Forma Balance Sheet as of
              December 31, 1997 (unaudited)*

              Pro Forma Statement of Operations
              for the Year ended December 31, 1997
              (unaudited)*

         c.   Exhibits

              10.1     Purchase Contract for Timberglen Apartments

              10.2     Property Management Agreement for Timberglen
                       Apartments

              23.1     Consent of Independent Auditors*


                                       -2-


-----------------------
* To be filed by amendment.

Item 2.  Acquisition or Disposition of Assets


         On February 13, 1998, Apple Residential Income Trust, Inc. (the "Company") purchased the Timberglen Apartments located at 3773 Timberglen Road in Dallas, Texas (The "Property"). The Property comprises 304 apartment units.

         The purchase price for the Property was $12,000,000. The seller was Timberglen Apartments, Ltd., a Texas limited partnership which is not affiliated with the Company, Apple Residential Advisors, Inc. or their Affiliates. The entire purchase price was paid using proceeds from the sale of Company common shares. Title to the Property was conveyed to the Company by limited warranty deed.

         Location. The Property is located in the north area of Dallas, within the greater Dallas/Fort Worth Consolidated Metropolitan Statistical Area, or as it is called locally, "The Metroplex." The following information is based in part upon information provided by the Dallas Chamber of Commerce.

         The Dallas/Fort Worth Metroplex is in the north-central part of Texas and is composed of nine counties. The 1996 population of The Metroplex was approximately 4,400,000. Dallas is the second largest city in the state, behind Houston.

         The economy of the Dallas/Fort Worth area is complex and diversified. Key economic factors include a large manufacturing base (including as products military hardware, electronics, automobiles, industrial equipment, oil-field parts, food products and chemicals), banking, insurance services, communications, oil and gas production and air transportation. Major employers in the area include Texas Instruments, Southwestern Bell, General Motors, J.C. Penney, NationsBank and Vought Aircraft Company.

         The Metroplex is also an established transportation center for the nation. The Dallas/Fort Worth International Airport occupies approximately 17,800 acres of land between the two cities. It is the largest commercial airport in the United States in terms of land area, and is the fourth busiest airport in the world, with 1,700 daily arrivals and departures.

         The area also has a well-established system of interstate highways and supporting secondary routes. The Metroplex is located at the hub of Interstates 35,45, 20 and 30. Two outer loops, Interstate 635 in Dallas and Interstate 820 in Fort Worth, surround the respective cities.

         The many institutions of higher learning in the area include Southern Methodist University, the University of Texas at Dallas, the University of Texas at Arlington, the University of North Texas, and Texas Christian University.


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



         The immediate area surrounding the Property consists of other multi-family, commercial and retail development. The Property is located near restaurants, businesses, schools, and churches, and is readily accessible from Interstate 35, the North Dallas Tollway, Central Expressway and LBJ Freeway. The Property is an approximately 15-minute drive from downtown Dallas.

         Description of the Property. The Property consists of 304 garden and townhouse style apartment units in 28 two-story and three-story buildings on approximately 10.5 acres of land. The Property was constructed in 1984.

         The Property offers five different unit types. The unit mix and rents being charged new tenants as of February, 1998 are as follows:

                                                    Approximate
                                                     Interior
Quantity                 Type                     Square Footage    Monthly Rental

     120     One bedroom/one bathroom                   512             $485
      80     One bedroom/one bathroom                   743              570
      32     One bedroom/one bathroom w/den             841              650
      48     Two bedrooms/two bathrooms                 983              710
      24     Two bedrooms/two bathrooms/studio TH     1,100              810


         The apartments provide a total of approximately 221,000 square feet of net rentable area.

         The Company believes that the Property has generally been well maintained and is in good condition. The Company has budgeted approximately $228,000 for additional capital improvements to the Property. These improvements will include clubhouse renovations, landscaping and interior upgrades.

         Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a one-bedroom, one-bathroom apartment unit (743 square feet) rented for $410 in 1993, $420 in 1994, $440 in 1995, $485 in 1996 and $510 in 1997. The
average effective annual rental per square foot at the Property for 1993, 1994, 1995, 1996 and 1997 was $6.97, $7.14, $7.48, $8.25, and $8.67, respectively.

         The buildings are wood-frame construction with a combination of brick veneer, stucco and masonite hardboard siding on reinforced concrete slab foundations. Roofs are sloped fiberglass shingled on plywood.

         The Property has a two-tiered outdoor swimming pool, two laundry facilities and an access gate to the Property. There is also a clubhouse which includes a kitchen, entertainment area and a leasing office. There is ample paved parking for the tenants.

         All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and baths. Each apartment unit has a cable television hook-up and an individually controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher, microwave and garbage disposal. Each apartment unit (other than the smallest one-bedroom unit) has a fireplace and washer/dryer connections. About 16 units substitute a dry bar for the fireplace. Each apartment unit (other than the largest two-bedroom unit) has a large patio with exterior storage. All of the upper level units have vaulted ceilings. The owner of the Property pays for cold water, gas usage for hot water, sewer service and trash removal. Tenants pay for their own electricity service, which includes cooking, lighting, heating and air conditioning.

         There are at least 10 apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in the nearby competing properties now averages approximately 95%.

         According to information provided by the seller, physical occupancy at the Property averaged approximately 94% in 1993, 95% in 1994, 97% in 1995, 97% in 1996, and 97% in 1997. As of February 12, 1998, the Property was 97 % occupied. The tenants are a mix of white-collar workers, blue-collar workers, students and retired persons.

         The following table sets forth the 1997 real estate tax information of the Property:

                                 Assessed
Jurisdiction                      Value           Rate          Tax
------------                     --------         ----          ---

City of Dallas                  $9,423,870     $0.65160      $61,405.94
County of Denton                 9,500,000      0.25590       24,310.50
Carollton-Farmers Branch ISD     9,423,870      1.49610      140,990.52
                                                             ----------
                                                            $226,706.96

         The basis of the depreciable residential real property portion of the Property (currently estimated at about $9,600,176) will generally be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

         The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

         Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

         1. The Dallas/Fort Worth area generally and the specific area in which the Property is located were perceived as being characterized by a diverse, stable and steadily growing economy. Accordingly, it was believed that such economy and its anticipated growth and development would support stable occupancy rates and reasonable increases in rents at the Property.

         2. Based upon an engineering report and its own inspections, the Advisor believes that the Property has been well maintained and is generally in good condition, although the Advisor believes that the planned repairs and improvements will allow future increases in rents at the Property.

         3. The Company owns multiple properties in The Metroplex. Accordingly, the Company believes that it is knowledgeable concerning the rental market and may also benefit from certain economics in scale in the operation of its properties.

         The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

         Acquisition and Management Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company will pay Cornerstone Realty Income Trust, Inc., a property acquisition fee equal to 2% of the purchase price of the Property, or $240,000. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                                   ITEM 7.a.*


----------
* To be filed by amendment. It is impracticable to include herein the required financial statements for the Property. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   ITEM 7.b.*




----------
* To be filed by amendment. It is impracticable to include herein the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.




























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





                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Apple Residential Income Trust, Inc.


Date: February 23, 1998                           By: /s/ Glade M. Knight
                                                  ------------------------------
                                                          Glade M. Knight
                                                          President
                                                          of Apple Residential
                                                          Income Trust, Inc.

                                  EXHIBIT INDEX

                      Apple Residential Income Trust, Inc.
                        Form 8-K dated February 13, 1998


Exhibit Number           Exhibit                                     Page Number
--------------           -------                                     -----------

    10.1                 Purchase Contract for Timberglen
                         Apartments

    10.2                 Property Management Agreement
                         for Timberglen Apartments

    23.1                 Consent of Independent Auditors*



----------
* To be filed by amendment.


















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